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                                                                    EXHIBIT 23.1









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-16220, Form S-8 No. 33-16084, Form S-8 No. 33-60926, and Form
S-8 No. 333-10813 pertaining to the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the 1993 Employee Stock Option Plan and the 1995 Stock Option Plan) of P.A.M. Transportation Services, Inc. of our report dated February 27, 1998, with respect to the consolidated financial statements and schedule of P.A.M. Transportation Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                       /s/ Arthur Andersen LLP



Fayetteville, Arkansas
March 26, 1998